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                                 PERCLOSE, INC.

EXHIBIT 11.1  STATEMENT RE: COMPUTATION OF PER SHARE LOSSES

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
                                                                                  YEAR ENDED MARCH 31,
                                                                       -------------------------------------------
                                                                           1997           1996          1995(1)
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
HISTORICAL
Weighted average common shares outstanding...........................      9,517,229      4,795,295
Shares related to SAB No. 55, 64 and 83..............................       --            1,229,297
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Number of shares used in computing per share amounts.................      9,517,229      6,024,592
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Net loss.............................................................  $  (9,657,595) $  (8,084,019)
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Net loss per share...................................................  $       (1.01) $       (1.34)
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PRO FORMA
Weighted average common shares outstanding...........................                     4,795,295      1,476,247
Common equivalent shares attributable to convertible preferred
  stock..............................................................                     1,828,004      3,133,720
Shares related to SAB No. 55, 64 and 83..............................                     1,229,297      2,107,366
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Number of shares used in computing pro forma per share amounts.......                     7,852,596      6,717,333
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                                                                                      -------------  -------------
Net loss.............................................................                 $  (8,084,019) $  (6,992,858)
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Pro forma net loss per share.........................................                 $       (1.03) $       (1.04)
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(1) Pro forma Net loss per share is presented for 1995.